UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2022, Rigel Pharmaceuticals, Inc. (“Rigel” or the “Company”) entered into a sublease agreement with Atara Biotherapeutics, Inc. to sublease approximately 13,670 rentable square feet of office space located in South San Francisco, California. Subject to the terms of the sublease agreement, the lease term shall commence no sooner than November 1, 2022 and shall expire on May 24, 2025. The future lease payments associated with this sublease agreement are approximately $1.7 million. We expect this new leased facility will be held as our new headquarters following the expiration of our current leased facility in South San Francisco, California in January 2023.

The foregoing description of the material terms of the sublease agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the sublease agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 2.02.	Results of Operations and Financial Condition.

On November 3, 2022, Rigel announced certain financial results for its third quarter ended September 30, 2022. A copy of Rigel’s press release, titled “Rigel Reports Third Quarter 2022 Financial Results and Provides Business Update,” is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto.

The information in this Item 2.02, including the exhibit incorporated by reference herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rigel, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2022, the Board of Directors of the Company (the “Board”) approved the second amendment and restatement of the Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are effective as of October 31, 2022.

The principal revisions in the Amended and Restated Bylaws include (i) additional disclosure and procedural requirements for stockholders to submit nominations or stockholder proposals, (ii) modifications with respect to the conduct of stockholder meetings and the mechanisms for setting their date, time, and place, and (iii) provisions establishing the Delaware Court of Chancery as the exclusive forum for certain legal actions, including certain stockholder and intra-corporate disputes, and establishing the federal district courts of the United States as the exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing summary does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description

3.1	Amended and Restated Bylaws of Rigel Pharmaceuticals, Inc., dated October 31, 2022

99.1	Press Release, dated November 3, 2022, titled “Rigel Reports Third Quarter 2022 Financial Results and Provides Business Update”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements can be identified by words such as "plan", "potential", "may", "expect", "will", “believe”, “intend” and similar expressions in reference to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Rigel's current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and hence they inherently involve significant risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks detailed from time to time in Rigel's reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and subsequent filings. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. Rigel does not undertake any obligation to update forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2022	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Raul R. Rodriguez
Raul R. Rodriguez
Chief Executive Officer